Exhibit A

                   DIRECTORS AND EXECUTIVE OFFICERS OF POPULAR

         The following table sets forth the name and present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted of each director and executive officer of Popular. Unless otherwise indicated, the business address of each such person is c/o Popular at 209 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and each such person is a citizen of the United States.

DIRECTORS                    PRESENT PRINCIPAL OCCUPATION
Richard L. Carrion           Chairman of the Board, President and Chief
                             Executive Officer

Antonio Luis Ferre           Vice Chairman of the Board; Chairman of
                             El Nuevo Dia

Jose B. Carrion              President of Collosa Corporation

David H. Chafey Jr.          Senior Executive Vice President and Supervisor of
                             the Retail Banking Group

Hector R. Gonzalez           President and Chief Executive Officer of Ventek
                             Group, Inc.

Jorge A. Junquera            Senior Executive Vice President, Chief Financial
                             Officer and Supervisor of the Financial Management
                             Group

Manuel Morales, Jr.          President of Parkview Realty, Inc., the Atrium
                             Office Center, Inc., HQ Business Center P.R., Inc.
                             and ExecuTrain of Puerto Rico

Frederic V. Salerno          Popular Director

Juan J. Bermudez             Electrical Engineer; Partner of Bermudez and Longo,
                             S.E., Decemcor, S.E., Unicenter, S.E., and PCME
                             Commercial, S.E.; Principal Stockholder and
                             Director of BL Management, Corp., PCME Development,
                             Corp., G.S.P. Corp., Unimanagement Corp., LBB
                             Properties, Inc., Homes Unlimited Corp. and PS4
                             Corp.

Francisco M. Rexach Jr.      President of Capital Assets, Inc. and Rexach
                             Consulting Group, Chairman of Chamaleon Fitness
                             Systems, Inc.

Felix J. Serralles Jr.       President and Chief Executive Officer of Destileria
                             Serralles, Inc. and of its affiliate Mercedita
                             Leasing, Inc.

Julio E. Vizcarrando Jr.     President and Chief Executive Officer of
                             Desarrollos Metropolitanos, S.E.

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EXECUTIVE OFFICERS           PRESENT EMPLOYMENT

Richard L. Carrion           Chairman of the Board, President and Chief
                             Executive Officer

Jorge A. Junquera            Senior Executive Vice President, Chief Financial
                             Officer and Supervisor of the Financial Management
                             Group

David H. Chafey Jr.          Senior Executive Vice President and Supervisor of
                             the Retail Banking Group

Maria I. Burckhart           Executive Vice President and Supervisor of the
                             Administration Group

Roberto R. Herencia          Executive Vice President; President and Director of
                             Banco Popular North America

Tere Loubriel                Executive Vice President and Director of Human
                             Resources

Emilio E. Pinero             Executive Vice President and Supervisor of the
                             Commercial Banking Group

Brunilda Santos De Alvarez   Executive Vice President and General Counsel

Carlos J. Vazquez            Executive Vice President and Supervisor of the Risk
                             Management Group

Felix M. Villamil            Executive Vice President and Supervisor of the
                             Operations Group

Samuel T. Cespedes           Secretary of the Board of Directors; Senior Counsel
                             of the law firm McConnell Valdes


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